UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2014

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Hansen Medical, Inc. (“we” or the “Company”) with the U.S. Securities and Exchange Commission on June 10, 2014 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the terms of the Company’s compensation arrangement with Christopher P. Lowe, the Company’s recently appointed interim CFO.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 11, 2014, we entered into a revised employment letter agreement with our Interim Chief Financial Officer, Christopher P. Lowe (the “Revised Employment Agreement”). The Revised Employment Agreement updates the terms of Mr. Lowe’s prior employment letter agreement with us, dated February 14, 2014, which set forth his compensation under his prior role as our Interim Chief Executive Officer.

The following description of the Revised Employment Agreement is a summary and is qualified by reference to the full text of the Revised Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Pursuant to the Revised Employment Agreement, Mr. Lowe (i) will receive a monthly salary of $36,250, (ii) will continue to be reimbursed for his reasonable travel expenses as well as for temporary living expenses in accordance with the our generally applicable policies, and (iii) on June 11 was granted an option to purchase 75,000 shares of our common stock (the “Option”) with an exercise price equal to the fair market value of our common stock on the grant date of the Option. The Option was granted under our 2006 Equity Incentive Plan and will vest in equal monthly installments over six months of continuous employment as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: June 17, 2014	/s/ CARY G. VANCE
Cary G. Vance President and Chief Executive Officer